FREEPORT-McMoRan COPPER & GOLD INC.
1996 SUPPLEMENTAL EXECUTIVE CAPITAL ACCUMULATION PLAN
AMENDMENT THREE

WHEREAS, Freeport-McMoRan Copper & Gold Inc. (the “Company”) adopted the Freeport-McMoRan Copper & Gold Inc. Supplemental Executive Capital Accumulation Plan (the “Plan”) effective January 1, 1996 for the benefit of its eligible employees;
WHEREAS, the Company separated all Plan contributions made and benefits earned and vested as of December 31, 2004, along with all earnings attributable thereto (“Grandfathered Benefits”);
WHEREAS, the Plan was renamed the Freeport-McMoRan Copper & Gold Inc. 1996 Supplemental Executive Capital Accumulation Plan (“1996 Plan”) and it holds the Grandfathered Benefits, including an Account identified as the Transfer Credits Account;
WHEREAS, Amendment No. 2 to the Plan and Amendment No. 2 to the FM Services Company 1996 Supplemental Executive Capital Accumulation Plan reported that all assets accounted for in Transfer Credits Accounts were distributed to the Participant of record on or before December 31, 2004 and this Amendment clarifies such statements to report that such assets were distributed to Participants of record who had terminated employment;
WHEREAS, this Amendment also clarifies that the Transfer Credits from certain terminated non-qualified deferred compensation plans are accounted for in the FCX-SECAP Enhanced Company Contributions Credit account and also corrects a reference to FCX-SECAP Basic Credits to read FCX-SECAP Company Matching Contribution Credit;
WHEREAS, the Board of Directors, in its meeting on December 2, 2008, delegated to the Retirement Plan Administration and Investment Committee (the “Committee”) the authority to approve plan amendments that it deems necessary or desirable, provided the amendment does not result in a substantial increase in the estimated annual cost to the Company and it affiliates;
NOW, THEREFORE, the Company, having reserved the right under Section 10.02 of the Plan, does hereby amend the Plan, effective on the date stated herein or the date executed, as follows:

I.
The following is added at the end of Section 9.03, Bookkeeping Accounts, to read as follows:
The Corporate Personnel Committee of the Board of Directors, in its meeting on December 2, 2008, unanimously approved a change in the hypothetical earnings credits in the SECAP to the prime rate, effective January 1, 2009.

II.
Paragraph (a) of Section 4.00, FCX-SECAP Company Matching Contribution Credit, is amended, effective January 1, 2008, to replace the references to FCX-SECAP Basic Credit with FCX-SECAP Company Matching Contribution Credit.

III.
Paragraph (c) of Section 4.02, Transfer Credits, is amended and restated effective January 1, 2008, to read as follows:

(c)
All assets accounted for in Transfer Credits Accounts in this Plan, including Transfer Credit Accounts formerly maintained in the FM Services Company 1996 Supplemental Executive Capital Accumulation Plan, have been distributed to the Participants of record who have terminated employment. The Transfer Credit Contributions, defined in Section 1.07(f) of the FM Services Company 1996 Supplemental Executive Capital Accumulation Plan and Section 1.08(f) of the Freeport-McMoRan Copper & Gold Inc. 1996 Supplemental Executive Capital Accumulation Plan, are maintained with employer contributions in the FCX-SECAP Enhanced Company Contributions Credit Account.

Executed at Phoenix, Arizona this 22nd day of September, 2011.

WITNESSES:
FREEPORT-McMoRan COPPER
AND GOLD INC.
Signed

Signed                        By:        William D. Rech
William D. Rech, Vice-President

ACKNOWLEDGMENT
STATE OF ARIZONA

COUNTY OF MARICOPA

BEFORE ME, the undersigned Notary Public, personally came and appeared WILLIAM D. RECH who, being by me sworn, did depose and state that he signed the foregoing Amendment to the Freeport-McMoRan Copper & Gold Inc. 1996 Supplemental Executive Capital Accumulation Plan as a free act and deed on behalf of Freeport-McMoRan Copper & Gold Inc. for the purposes therein set forth.

William D. Rech
William D. Rech
Vice-President

Sworn to and signed before me
this 22nd day of September, 2011.

Stacy Young
NOTARY PUBLIC